Exhibit 10.01

CONSULTING AGREEMENT

THIS AGREEMENT made this 1st day of February, 2013

BETWEEN:

David E. T. Pinkman, an individual resident in the City of Calgary in the Province of Alberta (hereinafter called the “Consultant”)

AND:

WORTHINGTON ENERGY, INC. a body corporate incorporated pursuant to the laws of the State of Nevada and with an office in the City of San Francisco (hereinafter called the “Company”)

WHEREAS the Company carries on the business of the exploration for and production of petroleum and natural gas resources and other mineral resources (the “Business”);

WHEREAS the Company requires the provision of consulting and advisory services in relation to conduct of the Business;

WHEREAS the Consultant has expertise in relation to the service requirements of the Company; and

WHEREAS the Company wishes to retain the Consultant to perform such services as are more particularly described herein and the Consultant has agreed to perform such services;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration for the premises and mutual covenants and agreements herein contained the parties hereto covenant and agree as follows:

1.RETENTION OF CONSULTANT

(a) The Consultant is hereby retained and engaged by the Company to perform the Services (as hereinafter defined) in accordance with the terms of this Agreement.

(b) The Company shall specify the results to be achieved by the Consultant in relation to each project undertaken at the commencement of each particular project.

(c) The Consultant agrees to provide the Services as requested on a part-time basis in each month in which this Agreement is in force and the Consultant shall have the sole discretion to determine the days and times durin which he will provide the Services. The term of this agreement is for twelve months, effective February 1, 2013 to January 31, 2013. Renewal of this contact may be negotiated prior to December 31, 2013.

2.          NATURE OF SERVICES

(a)The services to be performed by the Consultant (the “Services”) shall include the following activities in relation to the various projects and matters to which the Consultant will be directed to undertake by the President of the Company:

(i)
to accept and hold the position of Director and to fulfill all of the duties and obligations of those positions as set out in the By-laws of the Company and as may be considered appropriate and acceptable for a person fulfilling that role; and

(ii)
to perform, observe and conform to such other duties and instructions as may from time to time be reasonably assigned or communicated by the Board of Directors or the President to the Consultant by or on behalf of the Company.

3.INDEPENDENCE OF CONSULTANT

(a)The Consultant’s relationship with the Company, as created by this Agreement, is that of an independent consultant.  The Company is interested only in the results to be achieved by the Consultant in rendering the Services and the full conduct and control of the provision of the Services will lie solely with the Consultant.  The agents and employees, if any, of the Consultant utilized by the Consultant in the provision of the Services are not, by reason only of being utilized by the Consultant, to be construed or treated in any respect or for any purpose as agents or employees of the Company.

(b)The Consultant may provide services outside and independent of the Company and may conduct whatever business the Consultant chooses independent of the Company and for which the Consultant is not in any way responsible to the Company, provided such activities do not prevent the Consultant from discharging his obligations hereunder.

4.APPLICABLE LAWS/BUSINESS PRACTICE

The Consultant agrees to comply with all applicable laws, rules and regulations that are now or may in the future become applicable to the Consultant or the Consultant’s business and the Consultant shall perform the Services contemplated hereunder in accordance with sound and accepted business practice and in accordance with the standards of any appropriate professional organization which might otherwise oversee the activities of the Consultant.

5.COMPENSATION AND REIMBURSEMENT

(a) In consideration of the performance by the Consultant of the Services contemplated by this Agreement, the Company shall pay to the Consultant:

(1)  a flat fee in the amount of Eight Thousand Three Hundred and Thirty Dollars ($8,330.00 USD) per month, payable on the first day of each month. This amount may be amended by mutual agreement of the parties from time to time.

(2) issuing to the Consultant not less than 1,000,000 shares of restricted Common Stock of the Company, and the grant of an option to purchase up to 1,000,000 shares in the Common Stock of the Company (the “Options”). The Options shall have a term of five (5) years, the exercise price to be determined by an acceptable pricing formula, and the Options shall vest in the name of the Consultant immediately upon issuance unless vesting provisions are otherwise determined by the Share Option Plan under which the Company currently operates.

(b) The Consultant shall be reimbursed in full for all disbursements made by the Consultant in relation to or connected with the provision of the Services which reimbursements shall be made by the Company to the Consultant within seven (7) days of receipt of invoices therefore from the Consultant provided, however, that the Company has no obligation to reimburse the Consultant for any expenses incurred by the Consultant under this Agreement, unless such expenses specifically authorized in writing by the Company.

6.INDEMNIFICATION OF THE COMPANY

The Consultant shall assume full responsibility for and shall indemnify and save harmless the Company in relation to payment of all federal, state and local taxes or contributions imposed or required under relevant tax or related withholding legislation with respect to the Consultant or his agents and employees, if any, as may be utilized by the Consultant in the provision of the Services.

7.TERMINATION OF AGREEMENT

(a) This Agreement may be terminated by either party by providing the other party with written notice to that effect which notice shall provide for a termination date which is effective on the last day of any month but not less than thirty (30) days after the date of the giving of the notice.

(b) If the Company chooses to terminate this Agreement by providing written notice to the Consultant as specified in Clause 7(a) above then the Company shall pay to the Consultant forthwith upon the expiry of the thirty (30) day period referred to in Clause 7(a), any and all outstanding fees together with the properly reimbursable expenses referred to in Clause 5(b) and upon payment of such amount the Consultant shall have no further right to receive compensation for provision of Services, disbursements incurred or in respect of termination of this Agreement.

(c) Either party shall be entitled to terminate this Agreement upon the giving of five (5) days notice, notwithstanding the provisions of Clause 7(a) above, without further payment or compensation beyond vested amounts, for good and valid cause, which cause shall include, without restricting the generality of the foregoing:

(i) the bankruptcy of the Company or of the Consultant;

(ii) the death or permanent disability of the Consultant;

(iii)delivery of the Services in a manner which is not consistent with generally accepted industry practice, or the terms hereof  including, without limitation, negligence or carelessness in the provision of the Services contemplated hereunder;

(iv) a breach of the covenant contained in Clause 8 hereof;

(v) the commission by any party of any act of criminal fraud, embezzlement, theft, or similar offenses; or

(vi) the destruction of the business premises from which the Company operates such that it is rendered impossible to carry on the Business.

8.CONFIDENTIALITY

(a)The Consultant shall not, either during the term of this Agreement or for a period of not less than two years thereafter, without the consent of the Company first being obtained, divulge to any person whatsoever or use for the benefit of anyone other than the Company or associated companies, any confidential information of the Company concerning the Business or the accounts or finances of the Company, or its subsidiary or concerning any of its transactions or affairs which confidential information may have been obtained by the Consultant during the course of rendering the Services.

(b)The Consultant shall obtain covenants in writing with respect to confidential information from the agents and employees of the Consultant utilized by the Consultant in the provision of the Services hereunder, which covenants shall maintain the same confidentiality provisions as set out in Clause 8(a) above.

9.ASSIGNMENT

This Agreement is not assignable by the Consultant unless prior written approval is provided by the Company to such assignment provided, however, that the Company may without limitation refuse to grant its approval to any assignment.

10.NOTICES

(a) The address for notices or payments to the parties hereto shall be as follows:

The Consultant:

David E. T. Pinkman
211 Alandale Place SW
Calgary, Alberta, Canada
T3Z 3L9

The Company:

WORTHINGTON ENERGY, INC.
220 Montgomery Street, #1094
San Francisco, CA    USA
94104
Attention:  Charles F. Volk, President

(b) Any party may from time to time change the address for service by giving written notice to the other party.  Any notice may be served by personal delivery or by mailing the same, by registered post, postage prepaid, in a properly addressed envelope addressed to the party to whom the notice is to be given at such party’s stated address for service, and any such notice served shall be deemed to be given to and received by the addressee Forty-Eight (48) hours after mailing thereof, Saturdays, Sundays and Statutory holidays accepted.

11.FURTHER ACTS

Each of the parties hereto shall from time to time and at all times do such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement and to ratify the existence of the consultant/client relationship between the parties hereto and all payments made pursuant to such relationship.

12.WAIVER

No waiver on behalf of the Company of any breach by the Consultant of any provision of this Agreement shall take effect or be binding upon the Company unless the same be expressed in writing and, in any event, any waiver so expressed shall not limit or affect the Company’s right with respect to any other or future breach by the Consultant of any provision of this Agreement.

13.CORPORATE CAPACITY OF COMPANY

The Company represents and warrants that all necessary corporate action has been or shall be taken by the shareholders and directors of the Company to approve, ratify, confirm and  adopt this Agreement and to authorize the execution and the delivery of all documents, the performance of all acts and the consummation of all transactions on the part of the Company to be done or performed herein and the Company represents and warrants it is empowered under the laws of Nevada and its Articles and By-Laws to complete the transactions contemplated by this Agreement.

14.GENERAL MATTERS

This Agreement supersedes and replaces any prior agreements, verbal or otherwise, made between the parties relative to the subject matter hereof and constitutes the entire agreement between the parties. 7. The parties are independent contractors and neither party is the agent of the other for any purpose.  Neither party has authority to assume any obligation for the other or to make any representation on behalf of the other.  Consultant is not an employee of  Company and is not entitled to any benefits provided by Company to its employees.

15.INTERPRETATION

This Agreement shall be interpreted and construed in accordance with the laws of the State of California and each of the parties hereto irrevocably agrees to submit to the jurisdiction of the courts of California with respect to any legal proceedings arising here from.

16.DISPUTES

Any dispute arising out of this Agreement shall be settled by arbitration held in San  Francisco,  California, in accordance with the rules of the American Arbitration Association. The arbitrator may grant injunctions or other equitable relief.  The arbitrator's decision shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. Company and Consultant shall each pay 50% of the costs of arbitration and shall each separately pay its respective counsel fees and expenses.  Consultant agrees that it would be impossible or inadequate to measure Company's damages from Consultant's breach of Section 8.  Accordingly, if Consultant breaches Section 8, Company may, in addition  to any other right or remedy, obtain an injunction restraining such breach or threatened breach and specific performance of such provision, without delivery by Company of a bond or other security.

17.ENUREMENT

This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF the parties hereto have hereunto execute this Agreement as of the day and year first above written.

David E. T. Pinkman

/s/ David E. T. Pinkman

WORTHINGTON ENERGY, INC.

Per:/s/ Charles F. Volk
Charles F. Volk